DIGITALBRIDGE

SUPPLEMENTAL FINANCIAL REPORT

Third Quarter 2022

November 4, 2022

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the duration and severity of the current novel coronavirus (COVID-19) pandemic, driven by, among other factors, the treatment developments and public adoption rates and effectiveness of COVID-19 vaccines against emerging variants of COVID-19; the impact of the COVID-19 pandemic on the global market, economic and environmental conditions generally and in the digital and communications technology and investment management sectors; the effect of COVID-19 on the Company's operating cash flows, debt service obligations and covenants, liquidity position and valuations of its real estate investments, as well as the increased risk of claims, litigation and regulatory proceedings and uncertainty that may adversely affect the Company; our status as an owner, operator and investment manager of digital infrastructure and real estate and our ability to manage any related conflicts of interest; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the impact of initiatives related to our digital transformation, including the strategic investment by Wafra and the formation of certain other investment management platforms, on our growth and earnings profile; whether the transaction with AMP Capital will be completed within the time frame and on the terms anticipated or at all, and whether we will realize any of the anticipated benefits from the transaction; whether we will realize any of the anticipated benefits of our strategic partnership with Wafra, including whether Wafra will make additional investments in our Digital IM and Digital Operating segments; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital industry effectively; the impact to our business operations and financial condition of realized or anticipated compensation and administrative savings through cost reduction programs; our business and investment strategy, including the ability of the businesses in which we have a significant investment (such as BrightSpire Capital, Inc. (BRSP)) to execute their business strategies; BRSP's trading price and its impact on the carrying value of the Company's investment in BRSP, including whether the Company will recognize further other-than-temporary impairment on its investment in BRSP; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to raise new investment funds and vehicles and transfer warehoused investments; our ability to grow our business by raising capital for the companies that we manage; our ability to deploy capital into new investments consistent with our digital business strategies, including the earnings profile of such new investments; the availability of, and competition for, attractive investment opportunities; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our ability to satisfy and manage our capital requirements; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; changes in interest rates and the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; adverse domestic or international macroeconomic factors, including those resulting from the COVID-19 pandemic, supply chain difficulties, inflation, a potential economic slowdown or recession; the impact of legislative, regulatory and competitive changes; the impact of our transition from a REIT to a C-corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; and our understanding of our competition; and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.
The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.

This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially.
The appendices herein contain important information that is material to an understanding of this presentation and you should read this presentation only with and in context of the appendices.

DigitalBridge | Supplemental Financial Report

Important Note Regarding Non-GAAP Financial Measures

This financial supplemental package includes certain non-GAAP financial measures and operating metrics that are not defined by generally accepted accounting principles, or GAAP.
Following our decision not to maintain qualification as a REIT for 2022, we no longer present Funds From Operations and Adjusted Funds From Operations, supplemental non-GAAP measures commonly used by equity REITs. Resulting from the significant growth in our digital investment management business, effective the second quarter of 2022, we report Distributable Earnings (“DE”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and, specific to our Digital IM segment, Fee Related Earnings (“FRE”) as non-GAAP financial measures attributable to the DBRG OP, which more closely align the key performance metrics of our core business to the alternative investment management industry.
We use these non-GAAP financial measures in evaluating the Company’s business performance and in making operating decisions. As we evaluate profitability based upon continuing operations, these non-GAAP measures exclude results from discontinued operations. These non-GAAP financial measures should not be considered alternatives to GAAP net income or loss as indicators of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indicators of the availability of funds for our cash needs, including funds available to make distributions. Our calculation of these non-GAAP measures may differ from methodologies utilized by other companies for similarly titled performance measures and, as a result, may not be directly comparable to those calculated by other companies in similar lines of business.
In evaluating the information presented throughout this supplemental financial report, refer to the appendices to this presentation for definitions and reconciliations of non-GAAP financial measures to GAAP measures. For purposes of comparability, historical information in this presentation may reflect certain adjustments to information reported in prior periods.

Distributable Earnings: DE is an after-tax measure that differs from GAAP net income or loss from continuing operations as a result of the following adjustments, including adjustment for our share of similar items recognized by our equity method investments: transaction-related and restructuring charges; realized and unrealized gains and losses, except realized gains and losses from digital assets in Corporate and Other; depreciation, amortization and impairment charges; debt prepayment penalties, and amortization of deferred financing costs, debt premiums and debt discounts; our share of unrealized carried interest, net of associated compensation expense; equity-based compensation expense; equity method earnings from BRSP which is replaced with dividends declared by BRSP; effect of straight-line lease income and expense; impairment of equity investments directly attributable to decrease in value of depreciable real estate held by the investee; non-revenue enhancing capital expenditures; income tax effect on certain of the foregoing adjustments. Income taxes included in DE reflect the benefit of deductions arising from certain expenses that are excluded from the calculation of DE, such as equity-based compensation, as these deductions do decrease actual income tax paid or payable by the Company in any one period. There are no differences in the Company’s measurement of DE and AFFO. Therefore, previously reported AFFO is the equivalent to DE and prior period information has not been recast. DE is presented on a reportable segment basis and for the Company in total.
We believe that DE is a meaningful supplemental measure as it reflects the ongoing operating performance of our core business by generally excluding items that are non-core in nature and allows for better comparability of operating results period-over-period and to other companies in similar lines of business.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA): Adjusted EBITDA represents DE adjusted to exclude the following items: interest expense as included in DE, income tax expense or benefit as included in DE, preferred stock dividends, equity method earnings, placement fee expense, our share of realized carried interest and incentive fees net of associated compensation expense, certain investment costs for capital raising that are not reimbursable by our sponsored funds, and capital expenditures as deducted in DE. Adjusted EBITDA is presented on a reportable segment basis and for the Company in total.
We believe that Adjusted EBITDA is a meaningful supplemental measure of performance because it presents the Company’s operating performance independent of its capital structure, leverage and non-cash items, which allows for better comparability against entities with different capital structures and income tax rates. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and does not deduct capital expenditures or other recurring cash requirements, its usefulness as a performance measure may be limited.

Digital Investment Management Fee Related Earnings (Digital IM FRE): Digital IM FRE is calculated as recurring fee income and other income inclusive of cost reimbursements, and net of compensation expense (excluding equity-based compensation, carried interest and incentive compensation) and administrative expense (excluding placement fees and straight-line rent). Digital IM FRE is used to assess the extent to which direct base compensation and operating expenses are covered by recurring fee revenues in the digital investment management business. We believe that Digital IM FRE is a useful supplemental performance measure because it may provide additional insight into the profitability of the overall digital investment management business.
Digital IM FRE is measured as Adjusted EBITDA for the Digital IM segment, adjusted to reflect the Company’s Digital IM segment as a stabilized business by excluding FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break-even Adjusted EBITDA only for investment products that may be terminated solely at the Company’s discretion, collectively referred to as “Start-up FRE.” The Company evaluates new investment strategies on a regular basis and excludes Start-Up FRE from Digital IM FRE until such time a new strategy is determined to form part of the Company’s core investment management business.

DigitalBridge | Supplemental Financial Report

Note Regarding DBRG Reportable Segments / Consolidated and OP Share of Consolidated Amounts

This presentation includes supplemental financial information for the following segments:

Digital Investment Management (Digital IM)
This business represents a leading global digital infrastructure investment platform, managing capital on behalf of a diverse base of global investors. The Company's flagship opportunistic strategy is conducted through its DigitalBridge Partners platform ("DBP") and separately capitalized vehicles, while other strategies, including digital credit, ventures and public equities, are conducted through other investment vehicles. The Company earns management fees, generally based on the amount of assets or capital managed in investment vehicles, and has the potential to earn incentive fees and carried interest based upon the performance of such investment vehicles, subject to achievement of minimum return hurdles. Earnings from our Digital IM segment were attributed 31.5% to Wafra through the end of May 2022 when Wafra's investment in the Digital IM business was redeemed by the Company.

Digital Operating
This business is composed of balance sheet equity interests in digital infrastructure and real estate operating companies, which generally earn rental income from providing use of digital asset space and/or capacity through leases, services and other agreements. The Company currently owns interests in two companies: DataBank, including zColo, an edge colocation data center business; and Vantage SDC, a stabilized hyperscale data center business. Both DataBank and Vantage are also portfolio companies managed under Digital IM for the equity interests owned by third party capital.

Corporate and Other
This segment is composed of the Company's other investment activities and corporate activities.
Other investment activities are composed of the Company's equity interests in: (i) digital investment vehicles, the largest of which is in the DBP flagship funds, and seed investments in various strategies such as digital liquid and digital credit; and (ii) remaining non-digital investments, primarily in BRSP. Outside of its general partner interests, the Company's other equity interests in its sponsored and/or managed digital investment vehicles are considered to be incidental to its digital investment management business. The primary economics to the Company are represented by fee income and carried interest as general partner and/or manager, rather than economics from its equity interest in the investment vehicles as a limited partner or equivalent. With respect to seed investments, these are not intended to be a long-term deployment of capital by the Company and are expected to be warehoused temporarily on the Company's balance sheet until sufficient third party capital has been raised. The remaining non-digital investments are expected to be monetized over an extended period beyond the near term. These other investment activities generate largely equity method earnings or losses and to a lesser extent, revenues in the form of interest income or dividend income from warehoused investments and consolidated investment vehicles. Effective the third quarter of 2021, these activities are no longer presented separately as the Digital Other and Other segments, which is consistent with and reflects management's focus on its core digital operations and overall simplification of the Company's business. This change in segment presentation is reflected retrospectively.
Corporate activities include corporate level cash and corresponding interest income, corporate level financing and related interest expense, corporate level transaction costs, costs in connection with unconsummated investments, income and expense related to cost reimbursement arrangements with affiliates, fixed assets for administrative use, compensation expense not directly attributable to reportable segments, corporate level administrative and overhead costs, and adjustments to eliminate intercompany fees. Costs which are directly attributable, or otherwise can be subjected to a reasonable and systematic allocation, have been allocated to each of the reportable segments. As segment results are presented before elimination of intercompany fees, elimination adjustment pertains to fee income earned by the Digital IM segment from third party capital in investment vehicles managed by the Company and consolidated within the Digital Operating segment and in Corporate and Other.

Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary DigitalBridge Operating Company, LLC or the “DBRG OP”) and noncontrolling interests. Figures labeled as DBRG OP share represent the Company’s pro-rata share.

DigitalBridge | Supplemental Financial Report

Table of Contents

			Page
I.	Financial Overview
	a.	Summary Financial Metrics	6
II.	Financial Results
	a.	Balance Sheet Consolidated & Noncontrolling Interests’ Share	7
	b.	Consolidated Segment Operating Results	8
	c.	Noncontrolling Interests’ Share Segment Operating Results	9
	d.	Segment Reconciliation of Net Income to DE and Adjusted EBITDA	10-11
III.	Capitalization
	a.	Debt Summary	12
	b.	Secured Fund Fee Revenue Notes and Variable Funding Notes	13
	c.	Convertible/Exchangeable Notes & Perpetual Preferred Stock	14
	d.	Organization Structure	15
IV.	Assets Under Management		16
V.	Digital Investment Management		17
VI.	Digital Operating		18-20
VII.	Other		21
VIII.	Cash G&A Expense		22

Appendices
	Reconciliations of Digital IM FRE and Digital Operating Adjusted EBITDA to Net Income (Loss)		24
	Reconciliations of DE and Adjusted EBITDA and to Net Income (Loss)		25-26
	Definitions		27

DigitalBridge | Supplemental Financial Report	5

Ia. Summary Financial Metrics

($ and shares in thousands, except per share data and as noted) (Unaudited)
	9/30/2022 - 3Q22	6/30/2022 - 2Q22	3/31/2022 - 1Q22	12/31/2021 - 4Q21	9/30/2021 - 3Q21	6/30/2021 - 2Q21	3/31/2021 - 1Q21	12/31/2020 - 4Q20
Financial Data
Net income (loss) attributable to common stockholders	$(63,273)	$(37,321)	$(262,316)	$(20,686)	$41,036	$(141,260)	$(264,806)	$(140,575)
Net income (loss) attributable to common stockholders per basic share(1)	(0.39)	(0.24)	(1.84)	(0.16)	0.33	(1.18)	(2.23)	(1.19)
Distributable Earnings ("DE")	39,317	7,585	1,569	(5,352)	700	(5,578)	(10,213)	(25,373)
DE per basic share(1)	0.22	0.04	0.01	(0.04)	0.01	(0.04)	(0.08)	(0.19)
Adjusted EBITDA	29,097	30,928	20,494	20,957	17,622	15,377	12,538	(2,444)

Balance Sheet, Capitalization and Trading Statistics
Total consolidated assets	$11,740,829	$11,877,288	$11,232,157	$14,197,816	$15,442,981	$15,921,346	$16,625,250	$20,200,560
DBRG OP share of consolidated assets	3,755,231	4,177,806	3,561,501	6,233,158	6,086,259	6,929,390	7,324,784	10,119,834
Total consolidated debt(2)	5,394,134	5,612,274	5,187,597	4,922,722	4,621,240	3,919,255	7,023,226	7,931,458
DBRG OP share of consolidated debt(2)	1,353,780	1,746,365	1,458,886	1,366,528	1,391,943	1,073,609	3,392,620	3,853,642
Basic shares and OP units outstanding(1)(3)	175,918	176,930	162,461	155,138	136,791	136,454	134,727	133,804
Liquidation preference of perpetual preferred equity	827,779	883,500	883,500	883,500	947,500	1,033,750	1,033,750	1,033,750
Insider ownership of shares and OP units	3.3%	3.3%	3.6%	3.5%	4.0%	4.0%	9.4%	9.4%
Digital Assets Under Management ("AUM") (in billions)	$50.3	$47.9	$46.6	$45.3	$37.8	$34.9	$32.0	$30.0
Digital Fee Earning Equity Under Management ("FEEUM") (in billions)	$20.5	$19.0	$18.8	$18.3	$16.5	$14.5	$12.9	$12.8

Digital Key Metrics
Digital IM FRE	21,498	25,459	24,604	34,790	33,659	27,680	20,138	6,415
Digital IM FRE - DBRG OP share	21,498	20,759	16,989	23,757	22,922	19,470	13,583	3,893
Digital Operating Adjusted EBITDA	91,204	101,233	88,659	84,529	80,886	81,995	82,287	59,716
Digital Operating Adjusted EBITDA - DBRG OP share	15,172	17,643	15,497	14,200	13,636	13,776	13,948	9,620
Digital and Corporate Debt	5,394,134	5,612,274	5,187,597	4,856,222	4,617,240	3,919,255	3,869,338	3,758,345
Digital and Corporate Debt - DBRG OP share	1,353,780	1,746,365	1,458,886	1,300,028	1,387,943	1,073,609	1,027,520	1,059,881
Other digital net carrying value	1,046,881	1,190,358	672,130	532,969	503,106	424,345	353,776	353,194
Other digital net carrying value - DBRG OP share	682,886	808,570	495,825	358,178	339,634	269,488	243,726	254,718
Number of BRSP shares owned by DigitalBridge	34,991	34,991	34,991	34,991	34,991	44,478	44,474	44,474
Corporate cash & other non-digital assets net carrying value - DBRG OP share	618,855	269,580	1,053,640	1,085,397	654,576	439,747	283,133	493,388

Notes:
(1)    In August 2022, the Company effectuated a one-for-four reverse stock split of its outstanding shares of class A and class B common stock. All prior period common stock share and per share information is presented after giving effect to the reverse stock split.
(2)    Represents principal balance and excludes debt issuance costs, discounts and premiums.
(3)     Includes common shares and OP units outstanding, vested and unvested restricted stock and vested director share units. Based on the performance of the Company's class A common stock price during the three months ended September 30, 2022 and the results of certain Company-specific metrics as of September 30, 2022, excluded are class A common shares that are contingently issuable in relation to performance stock units and unvested shares related to LTIP units of 1.1 million and net settlement for the exercise of warrants held by Wafra of 1.4 million. Also excluded are class A shares issuable in relation to an assumed exchange of the Company's remaining 5.75% senior notes of 8.5 million.

DigitalBridge | Supplemental Financial Report	6

IIa. Financial Results - Balance Sheet

($ in thousands, except per share data) (unaudited)	As of September 30, 2022
	Consolidated	Noncontrolling Interests' Share
Assets
Cash and cash equivalents	$636,366	$135,054
Restricted cash	134,024	91,247
Real estate, net	6,141,415	5,183,023
Loans receivable	174,389	4,453
Equity and debt investments	1,050,356	387,316
Goodwill	761,368	400,691
Deferred leasing costs and intangible assets, net	1,745,560	1,170,086
Assets held for disposition	72,593	—
Other assets	964,647	613,728
Due from affiliates	60,111	—
Total assets	$11,740,829	$7,985,598
Liabilities
Debt, net	$5,325,615	$3,993,865
Accrued and other liabilities	1,662,606	978,379
Intangible liabilities, net	31,304	27,164
Liabilities related to assets held for disposition	60	—
Dividends and distributions payable	16,527	—
Total liabilities	7,036,112	4,999,408
Commitments and contingencies
Redeemable noncontrolling interests	96,028	96,028
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $827,779 liquidation preference; 250,000 shares authorized; 33,111 shares issued and outstanding	800,355	—
Common stock, $0.04 par value per share
Class A, 949,000 shares authorized; 162,975 shares issued and outstanding	6,519	—
Class B, 1,000 shares authorized; 166 shares issued and outstanding	7	—
Additional paid-in capital	7,793,492	—
Accumulated deficit	(6,941,658)	—
Accumulated other comprehensive income	(4,056)	—
Total stockholders’ equity	1,654,659	—
Noncontrolling interests in investment entities	2,890,162	2,890,162
Noncontrolling interests in Operating Company	63,868	—
Total equity	4,608,689	2,890,162
Total liabilities, redeemable noncontrolling interests and equity	$11,740,829	$7,985,598

DigitalBridge | Supplemental Financial Report	7

IIb. Financial Results - Consolidated Segment Operating Results

	Three Months Ended September 30, 2022
($ in thousands) (unaudited)	Digital Investment Management	Digital Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Property operating income	$—	$225,323	$19,013	$—	$244,336
Interest income	47	19	8,659	—	8,725
Fee income	42,039	—	(776)	—	41,263
Other income	1,867	45	387	—	2,299
Total revenues	43,953	225,387	27,283	—	296,623
Expenses
Property operating expense	—	100,051	5,936	—	105,987
Interest expense	2,953	40,770	9,309	—	53,032
Investment expense	1,711	5,288	2,511	—	9,510
Transaction-related costs	1,282	—	2,597	—	3,879
Depreciation and amortization	5,369	130,663	9,562	—	145,594
Compensation expense
Cash and equity-based compensation	22,566	30,574	12,404	—	65,544
Carried interest and incentive fee compensation	80,831	—	—	—	80,831
Administrative expenses	4,517	7,400	17,992	—	29,909
Total expenses	119,229	314,746	60,311	—	494,286
Other income (loss)
Other gain (loss), net	(110)	(4,418)	30,436	—	25,908
Equity method earnings (loss)	1,016	—	(53,398)	—	(52,382)
Equity method earnings (loss) - carried interest	121,698	—	—	—	121,698
Income (loss) before income taxes	47,328	(93,777)	(55,990)	—	(102,439)
Income tax benefit (expense)	(1,263)	5	9,099	—	7,841
Income (loss) from continuing operations	46,065	(93,772)	(46,891)	—	(94,598)
Income (loss) from discontinued operations	—	—	—	(26,389)	(26,389)
Net income (loss)	46,065	(93,772)	(46,891)	(26,389)	(120,987)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	25	—	(6,467)	—	(6,442)
Investment entities	19,888	(76,706)	6,422	(10,227)	(60,623)
Operating Company	1,919	(1,185)	(4,412)	(1,156)	(4,834)
Net income (loss) attributable to DigitalBridge Group, Inc.	24,233	(15,881)	(42,434)	(15,006)	(49,088)
Preferred stock redemption	—	—	(1,098)	—	(1,098)
Preferred stock dividends	—	—	15,283	—	15,283
Net income (loss) attributable to common stockholders	$24,233	$(15,881)	$(56,619)	$(15,006)	$(63,273)

DigitalBridge | Supplemental Financial Report	8

IIc. Financial Results - Noncontrolling Interests’ Share Segment Operating Results

	Three Months Ended September 30, 2022
($ in thousands) (unaudited)	Digital Investment Management	Digital Operating	Corporate and Other	Discontinued Operations	Total
Revenues
Property operating income	$—	$188,110	$8,264	$—	$196,374
Interest income	2	7	109	—	118
Fee income	—	—	—	—	—
Other income	4	37	412	—	453
Total revenues	6	188,154	8,785	—	196,945
Expenses
Property operating expense	—	83,498	2,580	—	86,078
Interest expense	—	33,170	1,585	—	34,755
Investment expense	—	4,565	441	—	5,006
Depreciation and amortization	—	109,374	3,641	—	113,015
Compensation expense
Cash and equity-based compensation	—	15,999	—	—	15,999
Carried interest and incentive fee compensation	14,881	—	—	—	14,881
Administrative expenses	13	5,935	339	—	6,287
Total expenses	14,894	252,541	8,586	—	276,021
Other income (loss)
Other gain (loss), net	38	(3,838)	(3,259)	—	(7,059)
Equity method earnings (loss)	435	—	3,048	—	3,483
Equity method earnings (loss) - carried interest	29,076	—	—	—	29,076
Income (loss) before income taxes	14,661	(68,225)	(12)	—	(53,576)
Income tax benefit (expense)	—	4	—	—	4
Net income (loss)	14,661	(68,221)	(12)	—	(53,572)
Income (loss) from discontinued operations	—	—	—	(10,227)	(10,227)
Non-pro rata allocation of income (loss) to noncontrolling interests	5,252	(8,485)	(33)	—	(3,266)
Net income (loss) attributable to noncontrolling interests	$19,913	$(76,706)	$(45)	$(10,227)	$(67,065)

DigitalBridge | Supplemental Financial Report	9

IId. Financial Results - Segment Reconciliation of Net Income to DE and Adjusted EBITDA

	OP pro rata share by segment					Amounts attributable to noncontrolling interests	DBRG consolidated as reported
($ in thousands; for the three months ended September 30, 2022; and unaudited)	Digital IM	Digital Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
Net income (loss) attributable to common stockholders	$24,233	$(15,881)	$(56,619)	$(15,006)	$(63,273)	$—	$(63,273)
Net income (loss) attributable to noncontrolling common interests in Operating Company	1,919	(1,185)	(4,412)	(1,156)	(4,834)	—	(4,834)
Net income (loss) attributable to common interests in Operating Company and common stockholders	26,152	(17,066)	(61,031)	(16,162)	(68,107)	—	(68,107)

Adjustments for Distributable Earnings (DE):
Transaction-related and restructuring charges(1)	7,567	93	12,011	3,196	22,867	382	23,249
Non-real estate (gains) losses, excluding realized gains or losses of digital assets within the Corporate and Other segment	(432)	580	26,283	5,769	32,200	18,962	51,162
Net unrealized carried interest	(6,414)	—	—	—	(6,414)	5,186	(1,228)
Equity-based compensation expense	2,654	1,575	5,171	26	9,426	9,193	18,619
Depreciation and amortization	5,370	22,172	8,250	326	36,118	113,013	149,131
Straight-line rent revenue and expense	67	(251)	(3,679)	21	(3,842)	(5,053)	(8,895)
Amortization of acquired above- and below-market lease values, net	—	(6)	—	—	(6)	86	80
Non-revenue enhancing capital expenditures	—	(1,878)	—	—	(1,878)	(9,114)	(10,992)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	356	956	616	16	1,944	3,683	5,627
Adjustment to reflect BRSP cash dividend declared	—	—	10,201	—	10,201	—	10,201
Adjustments attributable to noncontrolling interests in investment entities	—	—	—	—	—	(136,338)	(136,338)
DE from discontinued operations	—	—	—	6,808	6,808	—	6,808
After-tax DE	$35,320	$6,175	$(2,178)	$—	$39,317	$—	$39,317

Notes:
(1)    Restructuring charges primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.

DigitalBridge | Supplemental Financial Report	10

IId. Financial Results - Segment Reconciliation of Net Income to DE and Adjusted EBITDA

	OP pro rata share by segment
($ in thousands; for the three months ended September 30, 2022; and unaudited)	Digital IM	Digital Operating	Corporate and Other	Discontinued Operations	Total OP pro rata share
After-tax DE	$35,320	$6,175	$(2,178)	$—	$39,317
Interest expense included in DE	2,597	6,644	7,107	—	16,348
Income tax expense (benefit) included in DE	1,263	(1)	(9,101)	—	(7,839)
Preferred dividends	—	—	15,283	—	15,283
Earnings of equity method investments	—	—	(16,285)	—	(16,285)
Net realized carried interest and incentive fees	(20,258)	—	—	—	(20,258)
Investment costs and non-revenue enhancing capital expenditures in DE	177	2,354	—	—	2,531
Adjusted EBITDA	$19,099	$15,172	$(5,174)	$—	$29,097

DigitalBridge | Supplemental Financial Report	11

IIIa. Capitalization - Debt Summary

($ in thousands; as of September 30, 2022)
Consolidated debt	Payments due by period(1)
	2022	2023	2024	2025	2026 and after	Total
Investment-level debt:
Digital Operating - Fixed	$1,558	$219,792	$600,753	$700,000	$2,119,690	$3,641,793
Digital Operating - Variable	—	9,000	278,250	446,517	130,000	863,767
Other - Variable (2)	—	—	11,300	—	210,666	221,966
Other - Fixed (2)	—	—	—	—	88,186	88,186
Total Investment-level debt	1,558	228,792	890,303	1,146,517	2,548,542	4,815,712
Corporate debt:
2021-1, A-1 Variable Funding Notes	—	—	—	—	—	—
2021-1, Class A-2 Term Notes	—	—	—	—	300,000	300,000
Convertible/exchangeable senior notes	—	200,000	—	78,422	—	278,422
Total debt - consolidated	$1,558	$428,792	$890,303	$1,224,939	$2,848,542	$5,394,134

							Fixed/Variable	WA Interest Rate	WA Remaining Term
DBRG OP share of debt	Payments due by period(1)
	2022	2023	2024	2025	2026 and after	Total
Investment-level debt:
Digital Operating - Fixed	$205	$28,859	$78,879	$91,910	$281,779	$481,632	Fixed	2.4%	3.3
Digital Operating - Variable	—	1,213	37,508	60,190	17,419	116,330	Variable	7.4%	2.8
Other - Variable (2)	—	—	8,440	—	119,100	127,540	Variable	4.2%	6.4
Other - Fixed (2)	—	—	—	—	49,856	49,856	Fixed	6.5%	6.7
Total Investment-level debt	205	30,072	124,827	152,100	468,154	775,358
Corporate debt:
2021-1, A-1 Variable Funding Notes	—	—	—	—	—	—	Variable	n/a	4.0
2021-1, Class A-2 Term Notes	—	—	—	—	300,000	300,000	Fixed	3.9%	4.0
Convertible/exchangeable senior notes	—	200,000	—	78,422	—	278,422	Fixed	5.2%	1.2
Total debt - DBRG OP share	$205	$230,072	$124,827	$230,522	$768,154	$1,353,780

Net corporate debt
Cash and cash equivalents - consolidated						$636,366
less: Noncontrolling interests						(135,054)
less: Investment level cash - DBRG OP share						(77,871)
Corporate cash - DBRG OP share						423,441
Corporate debt - DBRG OP share						(578,422)
Net corporate debt - DBRG OP share						$(154,981)

Notes:
(1)    Maturity dates are based on initial maturity dates or extended maturity dates, where applicable, the extension option is at the Company’s discretion and if the criteria to extend have been met as of the reporting date.
(2)    In June 2022, DigitalBridge acquired the mobile telecommunications tower business of Telenet Group Holding NV, funded with debt financing and equity, including an equity commitment from the DigitalBridge balance sheet. The Company consolidates this investment within its financial statements. DigitalBridge intends to subsequently transfer its ownership to a fund affiliated with its investment management platform.

DigitalBridge | Supplemental Financial Report	12

IIIb. Capitalization - DBRG Series 2021-1

($ in thousands, as of September 30, 2022)
Class A-2 Term Notes
Amount outstanding	$300,000
Interest rate	3.933%
Anticipated Repayment Date (ARD)	September 25, 2026
Kroll Rating	BBB

Class A-1 Variable Funding Notes
Maximum Available	$300,000	(1)
Amount outstanding	$—
Interest Rate	1M Term SOFR + 3.00%	(1)
Fully extended Anticipated Repayment Date (ARD)(2)	September 25, 2026

Financial covenants:	Covenant level
Debt Service Coverage Ratio(3)	Minimum 1.75x
Loan to Value Ratio(4)	Less than 35.0%
Investment Management Expense Ratio(5)	Less than 60.0%
Company status: As of November 3, 2022, DBRG is meeting all required covenant threshold levels.

Notes:
(1)    Effective April 1, 2022, the maximum principal amount of the Series 2021-1 Class A-1 Variable Funding Notes increased to $300 million and Term SOFR replaced LIBOR as the benchmark for accruing interest on the Series 2021-1 Class A-1 Variable Funding Notes. 1 month term SOFR is adjusted to include 0.11448% as defined in the Amendment No.1 to Class A-1 Note Purchase Agreement.
(2)    Anticipated Repayment Date is September 25, 2026 including two 1-year extension options subject to 1) either rating agency confirmation and consent of VFN noteholders are obtained or DSCR exceeding 1.75x, 2) term notes rating not less than BBB- 3) the payment of a 0.05% extension fee and 4) other customary conditions.
(3)    Debt service coverage ratio covenant thresholds: minimum of 1.75x for ability to borrow from the VFN; below 1.75x to 1.50x = 50% cash trap; below 1.50x to 1.20x = 100% cash trap; and below 1.20x = cash sweep.
(4)    100% cash sweep until LTV is less than 35%.
(5)    50% cash sweep until ratio is less than 60%.

DigitalBridge | Supplemental Financial Report	13

IIIc. Capitalization - Convertible/Exchangeable Notes & Perpetual Preferred Stock

($ in thousands; except per share data; as of September 30, 2022)
Convertible/exchangeable debt
Description	Outstanding principal	Final due date(1)	Interest rate	Conversion price (per share of common stock)	Conversion ratio	Conversion shares
5.75% Exchangeable senior notes	$78,422	July 15, 2025	5.75% fixed	$9.20	108.6956	8,524
5.0% Convertible senior notes	200,000	April 15, 2023	5.00% fixed	63.02	15.8675	3,174
Total convertible debt	$278,422

Perpetual preferred stock
Description	Liquidation preference	Shares outstanding (In thousands)	Callable period
Series H 7.125% cumulative redeemable perpetual preferred stock	210,756	8,430	Callable
Series I 7.15% cumulative redeemable perpetual preferred stock	324,728	12,989	Callable
Series J 7.125% cumulative redeemable perpetual preferred stock	292,295	11,692	Callable
Total preferred stock	$827,779	33,111

Notes:
(1)    Callable at principal amount only if DBRG common stock has traded at least 130% of the conversion price for 20 of 30 consecutive trading days: on or after July 21, 2023, for the 5.75% exchangeable senior notes and on or after April 22, 2020, for the 5.0% convertible senior notes.

DigitalBridge | Supplemental Financial Report	14

IIId. Capitalization - Organization Structure

Subordinate
Common Stock
$828M Preferred Stock (Redemption Value)
$200M Convertible Senior Notes
DigitalBridge Group, Inc. (DBRG)
~ 93%
OP Unit Holders
~ 7%
Corporate Debt
$78M Exchangeable Senior Notes
DigitalBridge Operating Company, LLC ("DBOC")
Non-Recourse to DBRG and DBOC
Investment Level Debt and Securitized Fund Fee Revenue Notes
"DBRG Series 2021-1" $300M Term Notes (Class A-2) and $300M VFN Notes (Class A-1)
$598M Digital Operating
$177M Digital Other (Warehouse Investments)
Subsidiaries of DBOC

DigitalBridge | Supplemental Financial Report	15

IV. Assets Under Management

($ in millions)	DBRG OP Share
Segment	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20

Digital Investment Management	$48,304	$45,296	$44,517	$43,619	$36,337	$33,551	$30,711	$28,577
Digital Operating	1,133	1,466	1,460	1,233	1,157	1,093	1,073	1,087
Other (1)	1,799	2,348	1,848	6,427	11,880	13,790	14,397	22,300

Total AUM	$51,236	$49,110	$47,825	$51,279	$49,374	$48,434	$46,181	$51,964

Notes:
(1)    September 30, 2022 includes $0.9 billion of non-digital assets.

DigitalBridge | Supplemental Financial Report	16

V. Digital Investment Management

($ in millions)
AUM DBRG OP Share		9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
DigitalBridge Partners I		$5,565	$5,988	$5,766	$6,180	$6,180	$6,003	$5,931	$6,089
DigitalBridge Partners II		10,887	10,739	10,687	10,430	8,005	6,431	4,775	3,241
Separately Capitalized Portfolio Companies		7,722	7,402	7,111	6,882	10,147	10,254	9,893	8,947
Co-Investment (Sidecar) Capital		23,104	20,200	19,907	19,311	11,417	10,273	9,591	9,857
Liquid and Other Strategies		1,026	967	1,046	816	588	590	521	443
Digital IM AUM		$48,304	$45,296	$44,517	$43,619	$36,337	$33,551	$30,711	$28,577

FEEUM DBRG OP Share	9/30/22 Annual IM Fee Rate	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
DigitalBridge Partners I	1.10%	$2,802	$3,048	$3,034	$3,215	$3,040	$3,081	$3,179	$3,756
DigitalBridge Partners II	1.18%	7,996	7,996	7,996	8,001	7,146	5,519	3,964	3,217
Separately Capitalized Portfolio Companies	0.79%	2,370	2,401	2,372	2,148	2,576	2,576	2,534	2,777
Co-Investment (Sidecar) Capital	0.48%	6,310	4,651	4,370	4,105	3,184	2,817	2,744	2,655
Liquid and Other Strategies	0.40%	1,021	933	1,013	786	510	512	432	437
Digital IM FEEUM	0.87%	$20,499	$19,029	$18,785	$18,255	$16,456	$14,505	$12,853	$12,842

($ in thousands)
Digital IM FRE		3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
Fee income		$41,353	$44,758	$43,155	$43,145	$37,751	$33,304	$28,917	$24,191
Fee income, other (1)		686	355	523	8,787	12,809	8,996	2,148	862
Other income		386	530	251	273	483	84	54	183
Compensation expense—cash		(18,876)	(17,725)	(17,675)	(16,275)	(16,933)	(14,426)	(10,852)	(18,353)
Administrative expenses		(4,450)	(4,794)	(4,012)	(3,446)	(2,675)	(2,337)	(2,067)	(2,310)
Exclude: Start-up FRE of certain new strategies		2,399	2,335	2,362	2,306	2,224	2,059	1,938	1,842
Digital IM FRE (2)		$21,498	$25,459	$24,604	$34,790	$33,659	$27,680	$20,138	$6,415

DBRG OP share of Digital IM FRE(3)		$21,498	$20,759	$16,989	$23,757	$22,922	$19,470	$13,583	$3,893

Notes:
(1)    Includes service fee income and one time catch-up fees earned, which are customary fees paid on newly raised 3rd party capital as if it were raised on the first closing date.
(2)    For a reconciliation of net income / (loss) to Digital IM FRE, please refer to the Appendices section of this presentation.
(3)    In May 2022, DigitalBridge acquired Wafra’s 31.5% ownership in the Company's investment management business, which Wafra initially acquired in July 2020. DigitalBridge is now is now entitled to 100% of the Company's investment management Digital IM FRE.

DigitalBridge | Supplemental Financial Report	17

VI. Digital Operating

($ in millions, unless otherwise noted)
Portfolio Overview	9/30/22	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Consolidated amount
Asset(1)	$8,515	$8,429	$8,397	$7,624	$7,211	$6,736	$6,633	$6,248
Debt(2)(3)	(4,506)	(4,477)	(4,479)	(4,217)	(3,817)	(3,374)	(3,369)	(3,227)
Net Carrying Value - Consolidated	$4,009	$3,952	$3,918	$3,407	$3,394	$3,362	$3,264	$3,021

DBRG OP share of consolidated amount
Asset(1)	$1,133	$1,466	$1,460	$1,233	$1,157	$1,093	$1,073	$1,087
Debt(2)(3)	(598)	(746)	(746)	(661)	(588)	(529)	(528)	(536)
Net Carrying Value - DBRG OP share	$535	$720	$714	$572	$569	$564	$545	$551

DBRG net carrying value % interest	13%	18%	18%	17%	17%	17%	17%	18%

($ in millions, unless otherwise noted)
Operating Metrics (4)	9/30/2022 3Q22	6/30/2022 2Q22	3/31/2022 - 1Q22	12/31/2021 - 4Q21	9/30/2021 - 3Q21	6/30/2021 - 2Q21	3/31/2021 - 1Q21	12/31/2020 - 4Q20
Number of Data Centers	82	82	78	78	76	76	76	32
Max Critical I.T. Square Feet	2,349,827	2,317,827	1,980,317	1,949,144	1,819,946	1,809,943	1,791,781	1,138,048
Leased Square Feet	1,852,321	1,817,101	1,608,378	1,552,517	1,467,420	1,439,291	1,423,322	967,879
% Utilization Rate	78.8%	78.4%	81.2%	79.7%	80.6%	79.5%	79.4%	85.0%
MRR (Annualized)	$889.0	$892.0	$812.3	$790.4	$773.1	$750.2	$743.0	$442.0
Bookings (Annualized)	$22.4	$56.5	$14.2	$15.3	$16.6	$16.4	$23.0	$6.0
Quarterly Churn (% of Prior Quarter MRR)	1.0%	1.7%	.9%	1.9%	1.3%	1.3%	1.3%	.8%

Notes:
(1)    Includes all components related to real estate assets, including tangible real estate and lease-related intangibles and cash.
(2)    Represents unpaid principal balance.
(3)    For the third quarter 2022, in addition to debt presented, the Digital Operating segment has $137 million consolidated, or $18 million DBRG OP share, of finance lease obligations, which represents the present value of payments on leases classified as finance leases, in the Other Liabilities line item on the Company’s Balance Sheet.
(4)    Operating metrics presented include assets owned entirely during the presented period. Data of assets acquired within a quarter are included in the following quarter.

DigitalBridge | Supplemental Financial Report	18

VI. Digital Operating

($ in thousands)
Digital Operating Adjusted EBITDA	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
Consolidated amount
Total revenues	$225,387	$227,687	$202,522	$189,938	$194,966	$189,093	$189,202	$127,546
Property operating expenses	(100,051)	(94,744)	(84,003)	(78,950)	(80,226)	(77,140)	(79,862)	(47,224)
Compensation and administrative expenses	(37,974)	(29,139)	(26,855)	(28,879)	(29,766)	(28,488)	(25,947)	(16,982)
Investment expenses	(5,288)	(5,487)	(8,016)	(5,153)	(4,862)	(5,255)	(6,565)	(3,329)
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(2,827)	(236)	(377)	370	482	(98)	(399)	(2,607)
Compensation expense—equity-based	10,852	752	752	1,918	308	308	308	728
Installation services	—	—	—	2,097	(4,058)	576	880	429
Transaction-related and restructuring charges	1,105	2,400	4,636	3,188	4,042	2,999	4,670	1,155
Digital Operating Adjusted EBITDA - Consolidated (1)	$91,204	$101,233	$88,659	$84,529	$80,886	$81,995	$82,287	$59,716

DBRG OP share of consolidated amount
Total revenues	$38,305	$41,448	$36,882	$32,464	$33,771	$32,624	$32,741	$21,013
Property operating expenses	(17,096)	(17,649)	(15,614)	(13,740)	(14,115)	(13,690)	(14,165)	(7,911)
Compensation and administrative expenses	(7,348)	(6,246)	(5,752)	(5,457)	(5,615)	(5,350)	(4,888)	(3,276)
Investment expenses	(729)	(793)	(1,169)	(732)	(709)	(819)	(1,090)	(433)
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(227)	246	195	244	295	247	192	(250)
Compensation expense—equity-based	2,092	164	164	384	62	62	62	146
Installation services	—	—	—	419	(812)	115	176	86
Transaction-related and restructuring charges	175	473	791	618	759	587	920	245
Digital Operating Adjusted EBITDA - DBRG OP share	$15,172	$17,643	$15,497	$14,200	$13,636	$13,776	$13,948	$9,620

Notes:
(1)    For a reconciliation of net income/(loss) to Adjusted EBITDA, please refer to the Appendices section of this presentation.

DigitalBridge | Supplemental Financial Report	19

VI. Digital Operating

($ in thousands)
Capital Expenditures
Consolidated amount	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
Non-revenue enhancing capital expenditures	$10,992	$13,377	$7,418	$6,410	$7,387	$4,423	$1,220	$1,416
Revenue enhancing capital expenditures	147,046	101,100	84,668	94,018	42,841	40,460	34,652	37,534
Total capital expenditures	$158,038	$114,477	$92,086	$100,428	$50,228	$44,883	$35,872	$38,950

Leasing Commissions	$2,146	$2,660	$1,266	$1,535	$1,233	$5,024	$775	$545

DBRG OP share of consolidated amount
Non-revenue enhancing capital expenditures	$1,878	$2,571	$1,372	$1,097	$1,349	$764	$226	$233
Revenue enhancing capital expenditures	25,118	21,249	17,578	18,090	8,315	7,538	6,532	6,770
Total capital expenditures	$26,996	$23,820	$18,950	$19,187	$9,664	$8,302	$6,758	$7,003

Leasing Commissions	$367	$489	$308	$307	$213	$756	$155	$109

DigitalBridge | Supplemental Financial Report	20

VII. Other

($ in thousands)
Consolidated amount	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
DBRG's GP Co-investment in DBP I and II Investments	$277,450	$284,282	$248,663	$242,856	$230,972	$225,411	$173,831	$171,204
Equity interests in digital investment vehicles and warehouse / seed investments(1)	769,431	906,076	423,467	290,113	$272,134	$198,934	$179,945	$181,990
Other - digital assets net carrying value	$1,046,881	$1,190,358	$672,130	$532,969	$503,106	$424,345	$353,776	$353,194

DBRG OP share of consolidated amount
DBRG's GP Co-investment in DBP I and II Investments	$215,872	$217,504	$187,247	$183,612	$173,732	$171,012	$160,342	$157,610
Equity interests in digital investment vehicles and warehouse / seed investments(1)	467,014	591,066	308,578	174,566	$165,902	$98,476	$83,384	$97,108
Other - digital assets net carrying value	$682,886	$808,570	$495,825	$358,178	$339,634	$269,488	$243,726	$254,718

Notes:
(1)    In June 2022, DigitalBridge acquired the mobile telecommunications tower business of Telenet Group Holding NV, funded with debt financing and equity, including an equity commitment from the DigitalBridge balance sheet. The Company consolidates this investment within its financial statements. DigitalBridge intends to subsequently transfer its ownership to a fund affiliated with its investment management platform.

DigitalBridge | Supplemental Financial Report	21

VIII. Cash G&A Expense

($ in thousands)
	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
Digital Investment Management Cash G&A
Cash and equity-based compensation	$22,566	$23,230	$24,808	$20,802	$21,606	$16,262	$12,385	$19,007
Administrative expenses	4,517	4,869	4,171	4,387	5,820	9,345	2,131	3,511
Compensation expense—equity-based	(2,654)	(3,361)	(3,190)	(2,011)	(2,046)	(1,785)	(1,533)	(649)
Administrative expenses—straight-line rent	(68)	(76)	(159)	(75)	(74)	(50)	(5)	1
Administrative expenses—placement agent fee	—	—	—	(880)	(3,069)	(6,959)	(59)	(1,202)
Transaction-related and restructuring charges	(1,035)	(2,143)	(3,943)	(2,502)	(2,629)	(50)	—	(5)
Digital Investment Management Cash G&A	23,326	22,519	21,687	19,721	19,608	16,763	12,919	20,663

Corporate & Other Cash G&A
Cash and equity-based compensation	12,404	9,333	20,778	12,084	15,200	13,061	48,372	26,738
Administrative expenses	17,992	12,574	16,815	21,171	12,474	9,548	7,747	12,468
Compensation expense—equity-based	(5,171)	(4,840)	(5,878)	(3,837)	(4,651)	(5,721)	(14,065)	(5,058)
Administrative expenses—straight-line rent	660	741	856	1,195	602	375	591	353
Administrative expenses—noncontrolling interests	(338)	(327)	(302)	(377)	(332)	(255)	(248)	(234)
Transaction-related and restructuring charges	(10,549)	(2,828)	(14,352)	(14,229)	(5,027)	(1,399)	(29,626)	(18,971)
Corporate & Other Cash G&A	14,998	14,653	17,917	16,007	18,266	15,609	12,771	15,296

DBRG Cash G&A excluding Portfolio Company G&A	$38,324	$37,172	$39,604	$35,728	$37,874	$32,372	$25,690	$35,959

Corporate & Other EBITDA
EBITDA, excluding Cash G&A	$9,825	$9,414	$8,162	$1,273	$1,515	$(239)	$(284)	$1,181
Cash G&A	(14,998)	(14,653)	(17,917)	(16,007)	(18,266)	(15,609)	(12,771)	(15,296)
Corporate & Other EBITDA	$(5,173)	$(5,239)	$(9,755)	$(14,734)	$(16,751)	$(15,848)	$(13,055)	$(14,115)

DigitalBridge | Supplemental Financial Report	22

Appendices

DigitalBridge | Supplemental Financial Report	23

Reconciliations of Digital IM FRE and Digital Operating Adjusted EBITDA to Net Income (Loss)

($ in thousands)	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
Digital IM net income (loss)	46,065	67,995	(9,143)	28,194	39,272	15,786	7,663	2,702
Adjustments:
Interest expense (income)	2,906	2,771	2,500	2,499	2,250	—	(1)	(1)
Investment expense, net of reimbursement	230	(200)	138	(12)	—	—	32	204
Depreciation and amortization	5,369	5,375	5,276	5,928	8,242	6,298	8,912	6,421
Compensation expense—equity-based	2,654	3,361	3,191	2,011	2,046	1,786	1,533	655
Compensation expense—carried interest and incentive	80,831	49,069	(20,352)	25,921	31,736	8,266	(33)	994
Administrative expenses—straight-line rent	68	76	159	75	74	50	(2)	(1)
Administrative expenses—placement agent fee	—	—	—	880	3,069	6,959	59	1,202
Transaction-related and restructuring charges	2,317	4,042	3,942	2,516	2,627	51	—	—
Incentive/performance fee income	(121,698)	(110,779)	40	(5,720)	(1,313)	(4,489)	—	—
Equity method (earnings) losses	(1,016)	(1,016)	31,062	(31,608)	(59,196)	(11,203)	195	(6,744)
Other (gain) loss, net	110	424	3,055	(52)	(461)	(119)	(165)	(102)
Income tax (benefit) expense	1,263	2,006	2,374	1,852	3,089	2,236	7	(757)
Digital IM Adjusted EBITDA	$19,099	$23,124	$22,242	$32,484	$31,435	$25,621	$18,200	$4,573
Exclude: Start-up FRE of certain new strategies	2,399	2,335	2,362	2,306	2,224	2,059	1,938	1,842
Digital IM FRE	$21,498	$25,459	$24,604	$34,790	$33,659	$27,680	$20,138	$6,415
Wafra’s 31.5% ownership	—	(4,700)	(7,615)	(11,033)	(10,737)	(8,210)	(6,555)	(2,522)
DBRG OP share of Digital IM FRE	$21,498	$20,759	$16,989	$23,757	$22,922	$19,470	$13,583	$3,893

	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
Digital Operating net income (loss) from continuing operations	(93,772)	(85,428)	(74,141)	(83,909)	(71,822)	(10,850)	(64,260)	(53,591)
Adjustments:
Interest expense	40,770	37,233	36,184	35,144	29,839	29,272	31,132	41,815
Income tax (benefit) expense	(5)	161	(330)	(1,941)	1,922	(66,788)	(12,268)	(6,967)
Depreciation and amortization	130,663	145,817	122,891	126,436	120,458	126,227	122,221	78,554
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(2,827)	(236)	(377)	370	482	(98)	(399)	(2,607)
Compensation expense—equity-based	10,852	752	752	1,918	308	308	308	728
Installation services	—	—	—	2,097	(4,058)	576	880	429
Transaction-related and restructuring charges	1,105	2,400	4,636	3,188	4,042	2,999	4,670	1,155
Other gain/loss, net	4,418	534	(956)	1,226	(285)	349	3	200
Digital Operating Adjusted EBITDA	$91,204	$101,233	$88,659	$84,529	$80,886	$81,995	$82,287	$59,716

DigitalBridge | Supplemental Financial Report	24

Reconciliations of DE and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
Net income (loss) attributable to common stockholders	$(63,273)	$(37,321)	$(262,316)	$(20,686)	$41,036	$(141,260)	$(264,806)	$(140,575)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(4,834)	(3,090)	(22,862)	(1,946)	4,311	(14,980)	(27,896)	(15,411)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(68,107)	(40,411)	(285,178)	(22,632)	45,347	(156,240)	(292,702)	(155,986)

Adjustments for Distributable Earnings (DE):
Transaction-related and restructuring charges	23,249	29,300	24,668	29,977	19,501	5,174	34,482	21,887
Non-real estate (gains) losses, excluding realized gains or losses of digital assets within the Corporate and Other segment	51,162	13,433	130,224	(52,611)	11,319	(151,773)	267,812	193,948
Net unrealized carried interest	(1,228)	(58,775)	13,078	(7,375)	(27,953)	(6,485)	189	(5,734)
Equity-based compensation expense	18,619	9,344	18,720	19,416	9,038	11,642	19,299	8,288
Depreciation and amortization	149,131	155,909	132,876	147,137	140,110	170,454	205,325	141,130
Straight-line rent revenue and expense	(8,895)	(2,956)	(2,548)	(1,986)	(1,925)	(2,309)	17,225	(6,403)
Amortization of acquired above- and below-market lease values, net	80	(10)	(248)	(333)	(172)	(1,498)	6,005	(1,229)
Impairment loss	—	12,184	23,799	(40,732)	(8,210)	242,903	106,077	31,365
Gain from sales of real estate	—	—	3	(197)	(514)	(2,969)	(38,102)	(26,566)
Non-revenue enhancing capital expenditures	(10,992)	(13,377)	(1,372)	(1,097)	(1,349)	(764)	(226)	(233)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	5,627	5,238	98,465	36,685	7,651	10,196	45,627	25,034
Adjustment to reflect BRSP cash dividend declared	10,201	(4,660)	(9,089)	(28,243)	9,478	(40,165)	55,648	(22,999)
Preferred share redemption (gain) loss	—	—	—	2,127	2,865	—	—	—
Income tax effect on certain of the foregoing adjustments	—	—	(589)	8,195	1,663	(42,536)	(17,657)	(8,764)
Adjustments attributable to noncontrolling interests in investment entities	(136,338)	(91,676)	(132,237)	(105,150)	(83,074)	(15,334)	(406,824)	(223,136)
DE from discontinued operations	6,808	(5,958)	(9,003)	11,467	(123,075)	(25,874)	(12,391)	4,025
After-tax DE	$39,317	$7,585	$1,569	$(5,352)	$700	$(5,578)	$(10,213)	$(25,373)

DigitalBridge | Supplemental Financial Report	25

Reconciliations of DE and Adjusted EBITDA to Net Income (Loss)

($ in thousands)	3Q22	2Q22	1Q22	4Q21	3Q21	2Q21	1Q21	4Q20
After-tax DE	$39,317	$7,585	$1,569	$(5,352)	$700	$(5,578)	$(10,213)	$(25,373)
Interest expense included in DE	16,348	14,142	13,280	13,775	14,160	11,834	12,387	11,972
Income tax expense (benefit) included in DE	(7,839)	(2,662)	(6,849)	631	(12,638)	(8,224)	(5,613)	(9,974)
Preferred dividends	15,283	15,759	15,759	16,139	17,456	18,516	18,516	18,516
Earnings of equity method investments	(16,285)	(6,982)	(6,691)	(6,441)	(5,784)	(6,216)	(4,440)	—
Placement fee expense	—	—	—	603	2,102	4,767	40	823
Net realized carried interest and incentive fees	(20,258)	—	1,172	(1,092)	(7)	(1,565)	11	140
Investment costs and non-revenue enhancing capital expenditures in DE	2,531	3,086	2,023	2,463	1,402	1,620	1,649	1,251
Non pro-rata allocation of income (loss) to noncontrolling interests	—	—	231	231	231	223	201	201
Adjusted EBITDA	$29,097	$30,928	$20,494	$20,957	$17,622	$15,377	$12,538	$(2,444)

DigitalBridge | Supplemental Financial Report	26

Definitions

Assets Under Management (“AUM”)
Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes DBRG OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Contracted Revenue Growth (“Bookings”)
The Company defines Bookings as either (1) a new data center customer contract for new or additional services over and above any services already being provided as well as (2) an increase in contracted rates on the same services when a contract renews. In both instances a booking is considered to be generated when a new contract is signed with the recognition of new revenue to occur when the new contract begins billing.

Churn
The Company calculates Churn as the percentage of MRR lost during the period divided by the prior period’s MRR. Churn is intended to represent data center customer contracts which are terminated during the period and not renewed.

DigitalBridge Operating Company, LLC (“DBRG OP”)
The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. DBRG OP share excludes noncontrolling interests in investment entities.

Fee-Earning Equity Under Management (“FEEUM”)
Equity for which the Company and its affiliates provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

Non-revenue Enhancing Capital Expenditures
Represents capitalized expenditures needed to maintain operating real estate which are not expected to generate incremental revenue.

Revenue Enhancing Capital Expenditures
Represents capitalized expenditures including major capital improvements for expansions, transformations and incremental improvements to the operating portfolio intended to result in increased revenues and Adjusted EBITDA at the property.

Max Critical I.T. Square Feet
Amount of total rentable square footage.

Monthly Recurring Revenue (“MRR”)
The Company defines MRR as revenue from ongoing services that is generally fixed in price and contracted for longer than 30 days.

UPB: Unpaid Principal Balance

% Utilization Rate: Amount of leased square feet divided by max critical I.T. square feet.

DigitalBridge | Supplemental Financial Report	27